Stellar Resources Ltd.
                             ----------------------

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
          200,000,000 SHARES COMMON STOCK AUTHORIZED, $0.001 PAR VALUE



                                                                 CUSIP 85856S
                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS



This
Certifies
that


is the owner of


             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                             Stellar Resoureces Ltd.
                             -----------------------

       transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.
          WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.



DATED






                             STELLAR RESOURCES LTD.

                                 COPROPATE SEAL
        /s/                                      /s/
        -----------------------                  -----------------------
               PRESIDENT                                SECRETARY
                                     NEVADA